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                                                                   EXHIBIT  10.3

                          CHANGE OF CONTROL SEVERANCE

          This Change of Control Severance Agreement ("Agreement") is entered into as of January 22, 1996, by and between BSB BANCORP, INC. (the "Corporation"), a Delaware corporation, and its wholly owned subsidiary BSB BANK & TRUST COMPANY ("Employer"), a New York stock commercial bank, and ARTHUR C. SMITH ("Executive").

                                 WITNESSETH:

          WHEREAS, Executive is currently employed by Employer as a Senior Vice President; and

          WHEREAS, Employer desires to provide certain security to Executive in connection with Executive's employment with Employer; and

          WHEREAS,   Executive and Employer desire to enter into this Agreement pertaining to the terms of the security Employer is providing to Executive with respect to his employment;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. Term. The initial term of this Agreement shall be a period of three
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years from the date first above written, provided that the term of the Agreement shall be extended automatically for an additional one year on each annual anniversary date of this Agreement, unless either the Board of Directors of the Employer or the Executive provide contrary written notice to the other not less than 180 days in advance of any such anniversary date. In the event either the Employer or the Executive provide such written notice, then the term hereof shall not be extended, but the then current term shall continue for the period remaining thereunder. Notwithstanding the foregoing, this Agreement shall automatically expire and terminate on the Executive's normal retirement date at age sixty-five (65) or on the Executive's early retirement under the Special Service Retirement provision of the Employer's pension plan if the Executive elects to take such early retirement.

          2. Benefits Upon Termination of Employment.
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          (a) If, at any time during the twelve-month period following a Change in Control, (1) the employment of Executive with Employer is terminated by Employer for any reason other than Good Cause, or (2) Executive terminates his employment with Employer for Good Reason, Employer shall, during the Severance Period, continue to pay Executive an amount equal to Executive's Base Salary.

          Such amount will be paid during the Severance Period in monthly or other installments, similar to those being received by Executive at the date of the Change in Control, and will commence as soon as practicable following the date of termination of employment. Executive shall receive any and all benefits accrued under any Incentive Plans and Retirement Plans to the date of termination of employment, the amount, form and time of payment of such benefits to be determined by the terms of such Incentive Plans and Retirement Plans.

          (b) If upon the date of termination of Executive's employment, Executive holds any options with respect to stock of Corporation, all such options will immediately become exercisable upon such date and will be exercisable for 90 days thereafter. To the extent such acceleration of exercise of such options is not permissible under the terms of any plan pursuant to which the options were granted, Employer will pay to Executive, in a lump sum, within 90 days after termination of employment, an amount equal to the excess, if any, of the aggregate fair market value of all stock of Corporation subject to such options, determined on the date of termination of
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employment, over the aggregate option price of such stock, and Executive will surrender all such options unexercised. For the purposes of this Agreement, the fair market value of the stock of Corporation shall be an amount equal to the average of the bid and asked prices of the stock of the Corporation at the close of the five business days preceding the date of Executive's termination of employment.

          (c) During the Severance Period, Executive and his spouse will continue to be covered by all Welfare Plans, maintained by Employer in which he or his spouse were participating immediately prior to the date of his termination as if he continued to be an employee of Employer; provided that, if participation in any one or more of such Welfare Plans is not possible under the terms thereof, Employer will provide substantially identical benefits. If, however, Executive obtains employment with another employer during the Severance Period, such coverage shall be provided only to the extent that the coverage exceeds the coverage of any substantially similar plans provided by his new employer.

          (d) Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into between Executive and the Corporation or Employer (or any subsidiary or affiliate of either of them), except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation or Employer (or any subsidiary or affiliate of either of them) for the direct or indirect provision of compensation to Executive (including groups or classes of participants or beneficiaries of which Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for Executive (a "Benefit Plan"), Executive shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for Executive under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 28OG(b)(2) of the Internal Revenue Code of 1986, as amended (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause Executive to be considered to have received a Parachute Payment under this Agreement, then Executive shall have the right, in Executive's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to Executive under this Agreement be deemed to be a Parachute Payment.

          3. No Setoff. No payment or benefits payable to or with respect to
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Executive pursuant to this Agreement shall be reduced by any amount Executive or his spouse may earn or receive from employment with another employer or from any other source, except as expressly provided in subsection 2(c).

          4. Death. If Executive dies during the Severance Period:
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          (a) All amounts payable hereunder to Executive shall, during the remainder of the Severance Period, be paid to his surviving spouse.

          (b) The spouse of Executive shall, during the remainder of the Severance Period, be covered under all Welfare Plans made available by Employer to Executive or his spouse immediately prior to the date of his death; provided that, if participation in any one or more of such plans and arrangements is not possible under the terms thereof, Employer will provide substantially identical benefits.

          Any benefits payable under this Section 4 are in addition to any other benefit due to Executive or his spouse or beneficiaries from Employer, including, but not limited to, payments under any of the Incentive or Retirement Plans.
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          5. Termination for Good Cause or Without Good Reason. If the
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employment of Executive with Employer is terminated (a) for any reason prior to a Change in Control, or (b) after a Change in Control by Employer for Good Cause, or by the voluntary action of Executive without Good Reason, Executive's Base Salary (at the rate in effect on the date of termination) shall be paid through the date of termination, and Employer shall have no further obligation to Executive or his spouse under this Agreement, except for benefits accrued under Incentive Plans pursuant to subsection 2 (a) above.

          6. Definitions.    For purposes of this Agreement:
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          (a) "Base Salary" shall mean the higher of Executive's annual base salary at the rate in effect on the date of a Change in Control or the rate in effect on the date of termination of employment.

          (b) "Change in Control" shall be deemed to have occurred if there has been a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections (13 (d) and 14
(d) (2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation or the Employer representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Boards of Directors of the Corporation and the Employer cease for any reason to constitute at least a majority thereof unless the election of each Director, who was not a Director at the beginning of the period, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, or (iii) the Corporation shall cease to be a publicly owned corporation, or (iv) any merger or consolidation of the Corporation with or into another entity shall occur as a result of which the stockholders of the Corporation do not retain or acquire seventy-five (75%) or more of the capital stock of the resulting entity.

     (c) "Good Cause" shall be deemed to exist if, and only if:
(1) Executive engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (2) Executive is convicted of a criminal violation involving fraud or dishonesty; or
(3) Executive materially breaches the Agreement (other than by engaging in acts or omissions enumerated in paragraphs (1) and (2) above), or materially fails to satisfy the conditions and requirements of his employment with Employer, and such breach or failure by its nature is incapable of being cured, or such breach or failure remains uncured for more than 30 days following receipt by Executive of written notice from Employer specifying the nature of the breach of this paragraph (3), inattention by Executive to his duties shall be deemed a breach or failure capable of cure.

     Without limiting the generality of the foregoing, the following shall not constitute Good Cause: any personal or policy disagreement between Executive and Employer or any member of the Board of Directors of Employer; or any action taken by Executive in connection with his duties if Executive acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interest of Employer and had no reasonable cause to believe his conduct was unlawful.

     Notwithstanding anything herein to the contrary, in the event Employer shall terminate the employment of Executive for Good Cause hereunder, Employer shall give at least thirty (30) days prior written notice to Executive specifying in detail the reason or reasons for Executive's termination.

     (d)  "Good Reason" shall exist if:
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     (1) there is a significant change in the nature or the scope of Executive's authority;

     (2)  there is a reduction in Executive's rate of Base Salary;

     (3) Employer changes the principal location in which Executive is required to perform services to one which is more than fifty miles from his current location;

     (4) there is a reasonable determination by Executive that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority, powers, function or duties attached to his position;

     (e) "Incentive Plans" shall mean any incentive, bonus deferred compensation or similar plan or arrangement currently or hereafter made available by Corporation or Employer in which Executive is eligible to participate.

     (f) "Retirement Plans" shall mean any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan, currently or hereinafter made available by Corporation or Employer in which Executive is eligible to participate.

     (g) "Severance Period" shall mean the period beginning on the date the Executive's employment with Employer terminates under circumstances described in
Section 2 and ending on the first to occur of: (1) the date 24 months thereafter, or (2) the date Executive attains or would have attained age 65.

     (h) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan and life insurance plan or arrangement currently or hereafter made available by Employer in which Executive is eligible to participate.

     7.   Benefits Unfunded.  All rights of Executive and his spouse or other
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beneficiary under this Agreement shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Corporation or Employer for payment of any amounts due hereunder. Neither Executive nor his spouse or other beneficiary shall have any interest in or rights against any specific assets of Corporation or Employer, and Executive and his spouse or other beneficiary shall have only the rights of a general unsecured creditor of Employer.

     8.    Litigation Expense.  Employer shall pay Executive's out-of-pocket
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expenses, including attorney's fees, in connection with any judicial proceeding to enforce this Agreement or to construe or determine the validity of this Agreement or otherwise in connection herewith if the Executive is successful in such litigation.

     9.    Applicable Law.  This Agreement shall be construed and interpreted
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pursuant to the laws of the State of New York.


     10.  Entire Agreement.  This Agreement contains the entire Agreement
          ----------------
between Employer and Executive and supersedes any and all previous agreements, written or oral, among the parties relating to his or her employment by the Employer. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Employer and Executive. This Agreement is the exclusive agreement between the Corporation, Employer and the Executive regarding payments to the Executive in the event of a change in control of the Corporation or the Employer. During the term of this Agreement, Executive shall not participate in or benefit from any other change of control severance plan or policy which may be adopted
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by the Corporation or Employer, provided that thereafter the Executive shall participate in such plan or policy if one has been established by the Corporation or Employer.

     11.  No Employment Contract.  Nothing contained in this Agreement shall be
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construed to be an employment contract between Executive and Employer.
Executive is employed at will and Employer may terminate his employment at any time, with or without cause.

     12.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original.

     13.  Severability.  In the event any provision of this Agreement is held
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illegal or invalid, the remaining provisions of this Agreement shall not be affected thereby.

     14.  Successors.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto and their respective heirs, representatives and successors.

     15.  Notice.  Notices required under this Agreement shall be in writing and
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sent by registered mail, return receipt requested, to the following addresses or to such other address as the party being notified may have previously furnished to the others by written notice.

     If to Employer:                 Attention: William H. Rincker
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     BSB Bank & Trust Company
     58-68 Exchange Street
     Binghamton, New York, 13902


     If to Executive:
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     Arthur C. Smith
     48 Margaret Street
     Johnson City, New York 13790
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     16.  Board Approval.  The obligations of Employer under this Agreement are
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contingent upon the approval or ratification by its Board of Directors of the execution of this Agreement on its behalf.


     IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Corporation and the Employer have caused this agreement to be executed in their name and on their behalf, all as of the day and year first above written.


                              BBB BANCORP, INC.
                              BSB BANK & TRUST COMPANY



                              By:   William H. Rincker
                                 ----------------------------------------
                                   William H. Rincker
                                   Chairman and Chief Executive Officer



                              By:   Arthur C. Smith
                                 ------------------------------------------
                                   Arthur C. Smith
                                   Senior Vice President